Western New England Bancorp, Inc. 8-K

Exhibit 99.1

Local banking is better than ever. INVESTOR PRESENTATION

FORWARD - LOOKING STATEMENTS 2 We may, from time to time, make written or oral “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , including statements contained in our filings with the Securities and Exchange Commission (the “SEC”), our reports to shareholders and in other communications by us . This presentation contains “forward - looking statements” with respect to the Company’s financial condition, liquidity, results of operations, future performance, business, measures being taken in response to the coronavirus disease 2019 (“COVID - 19 ”) pandemic and the impact of COVID - 19 on the Company’s business . Forward - looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential . ” Examples of forward - looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates . These factors include, but are not limited to : • the duration and scope of the COVID - 19 pandemic and the local, national and global impact of COVID - 19; • actions governments, businesses and individuals take in response to the COVID - 19 pandemic; • the pace of recovery when the COVID - 19 pandemic subsides; • changes in the interest rate environment that reduce margins; • the effect on our operations of governmental legislation and regulation, including changes in accounting regulation or standa rds , the nature and timing of the adoption and effectiveness of new requirements under the Dodd - Frank Act Wall Street Reform and Consumer Protection Act of 2010 ( “Dodd - Frank Act”), Basel guidelines, capital requirements and other applicable laws and regulations; • the highly competitive industry and market area in which we operate; • general economic conditions, either nationally or regionally, resulting in, among other things, a deterioration in credit qua lit y; • changes in business conditions and inflation; • changes in credit market conditions; • the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations an d other acquisitions; • changes in the securities markets which affect investment management revenues; • increases in Federal Deposit Insurance Corporation deposit insurance premiums and assessments; • changes in technology used in the banking business; • the soundness of other financial services institutions which may adversely affect our credit risk; • certain of our intangible assets may become impaired in the future; • our controls and procedures may fail or be circumvented; • new lines of business or new products and services, which may subject us to additional risks; • changes in key management personnel which may adversely impact our operations; • severe weather, natural disasters, acts of war or terrorism and other external events which could significantly impact our bu sin ess; and • other factors detailed from time to time in our SEC filings. Although we believe that the expectations reflected in such forward - looking statements are reasonable, actual results may differ materially from the results discussed in these forward - looking statements . You are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date hereof . We do not undertake any obligation to republish revised forward - looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except to the extent required by law .

WHO WE ARE Every day, we focus on showing Westfield Bank customers “ what better banking is all about . ” For us, the idea of better banking starts with putting customers first, while adhering to our core values . Our Core Values : • Integrity • Enhance Shareholder Value • Customer Focus • Community Focus Our Core Mission : The Company’s purpose drives the outcome we envision for Western New England Bancorp . Our purpose is to help customers succeed in our community, while creating and increasing shareholder value . 3 70 Center Street, Chicopee, MA.

SENIOR MANAGEMENT TEAM James C . Hagan, President & Chief Executive Officer Guida R . Sajdak, Executive Vice President, Chief Financial Officer & Treasurer Allen J . Miles III, Executive Vice President & Chief Lender Officer Kevin C . O’Connor, Executive Vice President & Chief Banking Officer Leo R . Sagan, Jr . , Senior Vice President & Chief Risk Officer Darlene Libiszewski , Senior Vice President & Chief Information Officer Gerald P . Ciejka , Senior Vice President, General Counsel & Director of Human Resources Louis O . Gorman, Senior Vice President & Chief Credit Officer Deborah J . McCarthy, Senior Vice President, Deposit Operations & Electronic Banking Cidalia Inacio , Senior Vice President, Retail Banking & Wealth Management 4

CONNECTICUT STRATEGY On Monday, July 6 th , the Bank’s Bloomfield branch officially opened for business . This was followed closely by the opening of the Bank’s West Hartford Financial Services Center, which opened on Tuesday, July 21 st . These openings marked the Bank’s 24 th and 25 th branch locations, and established West Hartford as the Bank’s Connecticut hub to facilitate its strategic expansion . The new locations build off the success of the Granby and Enfield branches, expand the bank’s footprint further into Connecticut, and provide new growth opportunities in the Greater Hartford Region and the Farmington Valley . Recent mergers and consolidations throughout Connecticut have created increased demand for a local, full - service, community - oriented bank, supporting the Bank’s deposit and loan growth efforts . 5

CONNECTICUT STRATEGY The West Hartford Financial Services Center, located in West Hartford Center, will serve as the Bank’s regional hub in Connecticut . In addition to a full - service branch, it includes a suite of offices to support Residential Lending, Commercial Lending, Business & Government Deposit Services, and Westfield Investment Services . The Bank has assembled an experienced team of bankers to run the West Hartford location . Vice President and Connecticut Area Manager Matthew Cuddy will manage the branch office . Todd Navin will serve as Senior Vice President and Commercial Lender . John Pember will serve as Vice President and Commercial Lender . Cathy Turowsky will serve as Vice President and Business & Government Deposit Services Officer, and Daniel Danillowicz will serve as Assistant Vice President and Mortgage Loan Officer . The team has decades of retail and commercial banking experience in West Hartford and throughout the Capital Region, and is very familiar with the economic landscape and subtleties of the market . 6

CONNECTICUT STRATEGY The Bloomfield branch, located in the Copaco Shopping Center, is a full - service branch and includes drive - through teller and safe deposit services . The Copaco Shopping Center is composed of national and local brands and is a major shopping destination for the greater Bloomfield area, which offers both retail and commercial banking opportunities . The Bank has hired Assistant Vice President and Branch Manager Lindsay Allen to manage the Bloomfield branch . Lindsay has extensive banking and branch management experience, having worked for both national and community banks, and is a Bloomfield resident . The Bloomfield branch, along with the Granby and Enfield locations, will be supported by the West Hartford Financial Services Center and its expanded team . 7

3Q2020 EARNINGS 8 ($ in thousands, except EPS) 3Q2020 2Q2020 1Q2020 3Q2019 Net interest income $ 15,990 $ 15,092 $ 14,553 $ 14,528 Provision for loan losses 2,725 2,450 2,100 1,275 Non - interest income 2,177 2,087 2,525 2,611 Non - interest expense 12,853 12,245 12,314 11,740 Income before taxes 2,589 2,484 2,664 4,124 Income tax expense 488 463 584 899 Net income $ 2,101 $ 2,021 $ 2,080 $ 3,225 Diluted earnings per share (EPS) $ 0.08 $ 0.08 $ 0.08 $ 0.12 ROA 0.35% 0.35% 0.38% 0.60% ROE 3.61% 3.54% 3.62% 5.53%

9 • Revenues (1) : Total revenue of $18.2 million, increased $1.0 million, or 5.8%. • Pre - provision, pre - tax income: Increased $380,000, or 7.7%, to $5.3 million. • Net interest income: Increased $898,000, or 6.0% (Excluding Paycheck Protection Program (“PPP”) income and prepayment penalties, net interest income increased $580,000, or 4.2%). • Net interest margin: Increased 7 basis points to 2.81%. (Excluding PPP income and prepayment penalties in 3Q2020, the net interest margin increased 11 basis points from 2.70% in 2Q2020). • Core non - interest income (2) : Increased $568,000, or 27.9%, primarily due to an increase of $399,000 in other non - interest income from swap fees on commercial loans and an increase of $205,000, or 13.1%, in service charges and fees. • Gain on sale of securities: The Company realized gains on the sale of securities of $1.9 million during the three months ended September 30, 2020, as we were able to take advantage of price improvements on the available - for - sale securities portfolio. • Derivatives termination : The Company terminated one interest rate swap designated as a cash flow hedge which resulted in a net loss of $2.4 million for the three months ended September 30, 2020. • Non - interest expense: Increased $608,000, or 5.0%, primarily due to an increase in other non - interest expense of $314,000, or 17.5%, which included $114,000 in swap fees paid to third parties and an increase in advertising and market expenses of $107,000, or 48.9% . • Efficiency ratio: 69.1% for 3Q2020, a decrease from 71.5% in 2Q2020. • Average loans: Increased $34.3 million, or 1.8%, which includes average PPP loans . Excluding PPP loans in both periods, total average loans decreased $35.5 million, or 2.0%. • Average deposits: Increased $77.1 million, or 4.1%, including a $24.3 million, or 4.8%, increase in average demand deposits. At September 30, 2020, average demand deposits represented 27.1%, of total average deposits. • Asset quality : At September 30, 2020, allowance for loan losses (ALLL) to total loans, excluding PPP loans, and ALLL to non - performing loans was 1.18% and 224.7%, respectively. Non - performing loans to total loans, excluding PPP loans, was 0.53% at September 30, 2020. • CARES Act modifications : Decreased 75% from $261.0 million, or 14.7%, at June 30, 2020, to $66.3 million, or 3.8%, at September 30, 2020. 2020 HIGHLIGHTS: 3Q2020 VS 2Q2020 (1) Total revenue defined as net interest income and non - interest income. (2) Core non - interest income includes service charges and fees, income from bank - owned life insurance and other income.

NET INTEREST INCOME 10 $14.5 $14.9 $14.6 $13.8 $14.4 2.88% 2.90% 2.87% 2.74% 2.81% 2.88% 2.90% 2.87% 2.70% 2.81% 2.25% 2.35% 2.45% 2.55% 2.65% 2.75% 2.85% 2.95% 3Q2019 4Q2019 1Q2020 2Q2020 3Q2020 $12.0 $13.0 $14.0 $15.0 $16.0 $17.0 $18.0 $19.0 $20.0 Net interest income, excludes PPP and prepayment fees ($) Net interest margin (%) Net interest margin, excludes PPP and prepayment fees (%) Net interest income increased $ 1 . 5 million, or 10 . 1% , from 3 Q 2019 to 3 Q 2020 and increased $ 898 , 000 , or 6 . 0% , from the linked quarter . The net interest margin increased from 2 . 74 % at 2 Q 2020 to 2 . 81 % at 3 Q 2020 . Excluding PPP income of $ 1 . 3 million in 3 Q 2020 and 2 Q 2020 , and $ 262 , 000 in prepayment penalties in 3 Q 2020 , the adjusted net interest margin increased 11 basis points from 2 . 70 % in 2 Q 2020 to 2 . 81 % in 3 Q 2020 . The net interest margin was under pressure and decreased from 2 . 87 % at 1 Q 2020 to 2 . 74 % in 2 Q 2020 following the 150 basis point decrease in fed funds at the end of March 2020 . $ in millions

LOANS 11 $1,739 $1,774 $1,783 $1,807 $1,771 3.98% 4.02% 4.39% 4.36% 4.26% 3.92% 3.88% 3.70% 3.90% 4.10% 4.30% 4.50% 4.70% 4.90% 3Q2019 4Q2019 1Q2020 2Q2020 3Q2020 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 Average Loans Outstanding (Excludes PPP Loans) Average Loans Outstanding Average Loan Yield without PPP Average Loan Yield $1,752 $1,776 $1,804 $1,778 $1,751 $222 $223 3Q2019 4Q2019 1Q2020 2Q2020 3Q2020 $1,500 $1,600 $1,700 $1,800 $1,900 $2,000 $2,100 Period - end Loans Outstanding Loans PPP Loans Total average loans of $ 2 . 0 billion increased $ 254 . 8 million, or 14 . 7% , year - over - year and $ 34 . 3 million, or 1 . 8% , from the linked quarter . The year - over - year increase was due to $ 222 . 8 million in average PPP loans associated with the COVID - 19 pandemic . Excluding PPP loans, average loans decreased $ 35 . 5 million, or 2 . 0% , from the linked quarter, and increased $ 32 . 0 million, or 1 . 8% , from the same period in 2019 . Total average loan yield of 3 . 88 % was down 51 basis points year - over - year and down 4 basis points from the linked quarter, reflecting the repricing impacts of lower interest rates . Excluding PPP loans and prepayment penalties, the loan yield increased 5 basis points from 3 . 97 % in 2 Q 2020 to 4 . 02 % to 3 Q 2020 . Total period - end loans of $ 2 . 0 billion increased $ 198 . 4 million, or 11 . 2% , year - over - year, but decreased $ 25 . 1 million, or 1 . 3% , from the linked quarter . The year - over - year increase was primarily due to PPP loans of $ 223 . 1 million . $ in millions

CARES ACT MODIFICATIONS 12 Loan Segment (1)(2) Remaining Modification Balance # of Loans Modified % of Total Loan Segment Balance Commercial real estate $53.6 19 6.6% Commercial and industrial (2) 6.4 6 2.9% Residential real estate (3) 6.3 25 0.9% Consumer - - - Total $66.3 50 3.8% (1) Data as of September 30, 2020 (2) Excludes PPP loans and deferred fees (3) Residential includes home equity loans and lines of credit ($ in millions) Modifications granted under the CARES Act decreased 75%, from $261.0 million, or 14.7% of total loans, at June 30, 2020 to $6 6.3 million, or 3.8% of total loans, at September 30, 2020. There were 463 loans totaling $187.3 million that returned to princip al and interest payments during 3Q2020.

LOAN PORTFOLIO TRENDS – CARES ACT 2020 13 Commercial Real Estate Loans : Through June 30 , 2020 , the Company granted 131 commercial real estate loan modifications under the CARES Act totaling $ 200 . 0 million, representing 24 . 0 % of total commercial real estate loans . At September 30 , 2020 , $ 141 . 7 million, or 121 commercial real estate loans, returned to regular payments . There are currently $ 53 . 6 million, or 19 commercial real estate loans, under the CARES Act modification that are complying with their modified terms . Of the $ 53 . 6 million under modification, $ 43 . 9 million, or 9 loans, are hotel loans . Commercial and Industrial Loans : Through June 30 , 2020 , the Company granted 162 commercial and industrial loan modifications under the CARES Act totaling $ 19 . 1 million, representing 8 . 3 % of total commercial and industrial loans . At September 30 , 2020 , $ 10 . 9 million, or 140 commercial and industrial loans, returned to regular payments . There are currently 6 commercial and industrial loans totaling $ 6 . 4 million under the CARES Act modification that are complying with their modified terms . Residential Loans : Through June 30 , 2020 , the Company granted 219 residential loan modifications under the CARES Act totaling $ 41 . 7 million, representing 5 . 9 % of total residential loans . At September 30 , 2020 , $ 34 . 5 million, or 189 residential loans returned to regular payments . At September 30 , 2020 , there were 25 residential loans totaling $ 6 . 3 million under the CARES Act modification, all of which are complying with their modified terms .

COMMERCIAL AND INDUSTRIAL LOAN TRENDS 14 $242 $249 $257 $231 $222 $222 $223 3Q2019 4Q2019 1Q2020 2Q2020 3Q2020 $100 $150 $200 $250 $300 $350 $400 $450 $500 Commercial and Industrial Loans C&I Loans PPP Loans Commercial and industrial loans (“C&I”) of $ 445 . 4 million increased $ 203 . 7 million, or 84 . 3% , year - over - year, and decreased $ 7 . 6 million, or 1 . 7% , from the linked quarter . At 3 Q - 2020 and 2 Q 2020 , PPP loans totaled $ 223 . 1 million and $ 221 . 9 million, respectively . - Commercial line of credit usage is down to 20 % at September 30 , 2020 and represents a decrease in balances of $ 41 . 7 million, or 42 . 4% , from the high point in March of 2020 when certain customers secured liquidity in response to COVID - 19 . - At September 30 , 2020 , there were 6 loans totaling $ 6 . 4 million modified under the CARES Act, representing 2 . 9 % of total C&I loans, compared to $ 19 . 1 million, or 8 . 3 % of total C&I loans, at June 30 , 2020 . - Total delinquent C&I loans totaled $ 916 , 000 , or 0 . 41% , of the C&I portfolio, excluding PPP loans . $ in millions

COMMERCIAL LINE OF CREDIT UTILIZATION 15 The table below breaks out the commercial line utilization since December 31, 2019. Balance 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Pass - rated $ 39.7M $ 42.6M $ 77.6M $ 65.4 M Classified 16.9M 20.1M 20.7M 20.2 M Total: $56.6M $ 62.7M $ 98.3M $ 85.6 M Utilization 20% 22% 37% 33% Original Amount Total Exposure Balance Outstanding at 9/30 /2020 # of Accounts Under $100,000 $ 14.6M $ 5.5M 378 $101,000 - $500,000 50.1M 10.6M 188 $501,000 - $1 million 33.5M 8.0M 43 $1.1 million - $5.0 million 125.1M 25.1M 47 Over $5.0 million 65.5 M 7.4M 8 Total: $ 288.8M $ 56.6M 664 $ in millions

COMMERCIAL AND INDUSTRIAL LOANS (EXCLUDES PPP) (1) 16 Auto Sales , 0.4% Educational Services , 0.6% Healthcare , 0.6% Heavy and Civil Engineering Construction , 0.8% Manufacturing , 2.8% Other , 3.5% Specialty Trade , 0.9% Transportation , 0.6% Wholesale Trade , 2.5% (1) % of total loans, excluding PPP, at September 30, 2020

TOTAL COVID-19 MODIFICATIONS – C&I PORTFOLIO

Industry	Balance (1)	% of Total Loans 9/30/20	Modified Balance 9/30/2020	# of Modified Accounts 9/30/20	% of Balance Modified 09/30/20	Modified Balance 6/30/2020	# of Modified Accounts 6/30/20
Manufacturing	$ 49.2M	2.8%	$ -	-	-	$2.0M	18
Wholesale Trade	44.0M	2.5%	-	-	-	666k	3
Specialty Trade	15.6M	0.9%	-	-	-	-	-
Heavy and Civil Engineering Construction	13.8M	0.8%	332k	1	2.4%	333k	1
Educational Services	11.0M	0.6%	57k	1	0.5%	107k	1
Healthcare and Social Assistance	10.5M	0.6%	-	-	-	4.0M	9
Transportation and Warehouse	11.0M	0.6%	5.9M	2	53.8%	7.0M	13
Auto Sales	6.8M	0.4%	-	-	-	2.0M	96
All other C&I	60.4M	3.5%	78k	2	0.1%	3.0M	21
Total commercial and industrial	**$ 222.3M**	**12.7%**	**$6.4M**	**6**	**2.9%**	**$19.1M**	**162**

At September 30, 2020, there were $6.4 million, or 2.9% of the C&I portfolio, with payment deferrals granted under the CARES Act, compared to $19.1 million, or 8.3% of the C&I portfolio as of June 30, 2020. As of September 30, 2020, $10.9 million, or 57.0% of the modified C&I portfolio resumed their principal and interest payments. Of the $6.4 million remaining under modification at September 30, 2020, $6.0 million were granted a 2nd modification, primarily in the transportation industry.

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(1) Excludes PPP loans at September 30, 2020

SMALL BUSINESS PROTECTION LOANS – PAYCHECK PROTECTION PROGRAM 18 Loan Amount Total Balance at 09 - 30 - 20 # of Loans at 9 - 30 - 20 Fee (%) Fee ($) $50,000 and under $15.4M 799 5% $770K $51,000 - $150,000 28.0M 314 5% 1.4M $151,000 - $350,000 33.6M 145 5% 1.7M $351,000 - $2.0 million 90.2M 113 3% 2.7M Over $2.1 million 55.9M 15 1% 559K Total: $223.1M 1,386 $7.1M As of September 30 , 2020 , we closed 1 , 386 PPP loans totaling $ 223 . 1 million with $ 7 . 1 million estimated fee income . On October 8 , 2020 , the Treasury and SBA released a simplified loan forgiveness PPP application for loans of $ 50 , 000 or less . PPP loans with balances of $ 50 , 000 or less totaled $ 15 . 4 million and represented 6 . 9 % of the PPP portfolio balance, and 57 . 6 % of the total number of PPP loans . $ in millions

COMMERCIAL REAL ESTATE LOAN TRENDS 19 $821 $817 $836 $833 $812 3Q2019 4Q2019 1Q2020 2Q2020 3Q2020 $800 $825 $850 • Commercial real estate (“CRE”) loans of $ 812 . 1 million decreased $ 20 . 6 million, or 2 . 5% , from the linked quarter, and decreased $ 9 . 2 million, or 1 . 1% , year - over - year . • At September 30 , 2020 , there were $ 53 . 6 million, or 6 . 6 % of the total CRE portfolio, under CARES Act modification . As of September 30 , 2020 , $ 141 . 7 million, of the $ 200 . 0 million modifications granted under the CARES Act as of June 30 , 2020 , returned to regular principal and interest payments . • At September 30 , 2020 , total CRE delinquency was $ 2 . 6 million, or 0 . 32% , of the CRE portfolio . $ in millions Adult Care/Assisted Living , 2.1% Apartment , 8.8% Auto Sales , 2.1% Auto Service , 0.8% College/School , 1.4% Gas Station/Conv Store , 0.6% Hotel , 3.1% Industrial , 6.6% Mixed Use , 2.0% Office , 7.9% Other , 0.9% Residential non - owner , 2.7% Restaurant , 0.6% Retail , 6.6% Period - end Loans Outstanding CRE PORTFOLIO AS A % OF TOTAL LOANS, EXCLUDING PPP LOANS, AT SEP TEMBER 30, 2020

COMMERCIAL REAL ESTATE LOANS – COVID-19 MODIFICATIONS GRANTED(1)

Property Type	Balance	% of Total Loans (2)	Modified Balance 9/30/2020	Modified Loans (#)	Balance Modified (%)	Modified Balance 6/30/2020	Modified Loans (#)
Apartment	$ 154.5M	8.8%	$468k	2	0.3%	$35.6M	15
Office	137.7M	7.9%	-	-	-	16.6M	15
Retail/Shopping	115.3M	6.6%	172k	1	0.1%	46.3M	24
Industrial/Warehouse	116.1M	6.6%	-	-	-	7.9M	8
Hotel	54.0M	3.1%	43.9M	9	81.3%	33.5M	9
Residential Non-Owner	48.0M	2.7%	-	-	-	8.4M	23
Auto Sales	36.6M	2.1%	-	-	-	16.5M	4
Adult Care/Assisted Living	37.1M	2.1%	7.5M	1	20.2%	7.5M	1
Mixed-use	35.4M	2.0%	262k	1	0.7%	16.9M	8
College/School	25.1M	1.4%	-	-	-	-	-
Other	16.2M	0.9%	1.0M	3	6.2%	7.3M	12
Auto Service	13.8M	0.8%	-	-	-	190k	1
Gas Station/Conv Store	11.2M	0.6%	-	-	-	278k	1
Restaurant	11.1M	0.6%	302k	2	2.7%	2.9M	10
Total commercial real estate:	**$ 812.1M**	**46.3%**	**$ 53.6M**	**19**	**6.6%**	**$200.0M**	**131**

At September 30, 2020, there were $53.6 million, or 6.6% of the CRE portfolio, under CARES Act modification with payment deferrals, compared to $200.0 million, or 24.0% of the CRE portfolio as of June 30, 2020. As of September 30, 2020, $141.7 million, or 70.9% of the modified CRE portfolio resumed their principal and interest payments. Of the $53.6 million remaining under modification at September 30, 2020, $36.0 million were granted a 2nd modification, and $16.6 million were new hotel deferment requests. As of September 30, 2020, the CRE modifications are primarily in the hotel industry, totaling $43.9 million.

(1) $ and % of total loans at September 30, 2020
(2) Excludes PPP loans

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RESIDENTIAL AND CONSUMER LOAN TRENDS 21 $684 $706 $708 $716 $718 3Q2019 4Q2019 1Q2020 2Q2020 3Q2020 $660 $670 $680 $690 $700 $710 $720 $730 Residential and Consumer Loans Period - end Loans Outstanding Residential loans, including home equity loans, and consumer loans increased $ 2 . 0 million, or 0 . 3% , from the linked quarter and increased $ 33 . 6 million, or 4 . 9% , year - over - year . As of September 30 , 2020 , there were 25 loans totaling $ 6 . 3 million, or 0 . 9% , of residential loans under CARES Act modification, down from $ 41 . 7 million, or 5 . 9 % of total residential loans, at June 30 , 2020 . As of September 30 , 2020 , $ 34 . 5 million, or 189 modified residential loans, have returned to monthly principal and interest payments . At September 30 , 2020 , total delinquent residential loans totaled $ 3 . 1 million, or 0 . 44 % of total residential loans . Consumer loans totaled $ 5 . 5 million at September 30 , 2020 . There were 13 modifications granted totaling $ 155 , 000 at June 30 , 2020 and all have returned to principal and interest payments and are current as of September 30 , 2020 . Loan Segment Balance % of Residential l oans # of Loans Average Balance Residential $6.3M 0.9% 25 $253K $ in millions Residential Real Estate CARES Act Modifications

TOTAL DEPOSITS 22 $1,013 $1,025 $1,057 $1,319 $1,363 3Q2019 4Q2019 1Q2020 2Q2020 3Q2020 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Period - End Core Deposits Period - end core deposits of $ 1 . 4 billion increased $ 350 . 0 million, or 34 . 6% , year - over - year and increased $ 44 . 0 million, or 3 . 3% , from the linked quarter . Time deposits of $ 648 . 3 million decreased $ 7 . 9 million, or 1 . 2% , year - over - year and increased $ 19 . 0 million, or 3 . 0% , from the linked quarter . The increase in core deposits reflected impacts due to COVID - 19 , including customers' preferences for liquidity, loan payment deferrals, government stimulus for individuals, as well as lower consumer spending . The ratio of core deposits as a percentage of total deposits was 67 . 8 % at September 30 , 2020 , compared to 60 . 7 % at September 30 , 2019 . $656 $653 $649 $629 $648 3Q2019 4Q2019 1Q2020 2Q2020 3Q2020 $610 $620 $630 $640 $650 $660 Period - end Time Deposits $ in millions

AVERAGE TOTAL DEPOSITS 23 $1,268 $1,287 $1,300 $1,368 $1,421 $369 $388 $389 $505 $529 1.08% 1.05% 1.01% 0.82% 0.65% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 3Q2019 4Q2019 1Q2020 2Q2020 3Q2020 $300 $500 $700 $900 $1,100 $1,300 $1,500 $1,700 $1,900 $2,100 Average Deposits and Rates Interest-bearing deposits Non-interest-bearing deposits Average deposit cost Average deposits of $2.0 billion increased $313 million, or 19.1%, from 3Q2019 to 3Q2020, and increased $77.1 million, or 4.1%, from the linked quarter. Average cost of deposits of 65 bps decreased 17 basis points from the linked quarter and decreased 43 basis points year - over - yea r, reflecting the lower interest rate environment. $ in millions

AVERAGE CORE DEPOSITS 24 $970 $1,021 $1,037 $1,233 $1,325 0.32% 0.34% 0.33% 0.27% 0.25% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 0.40% 3Q2019 4Q2019 1Q2020 2Q2020 3Q2020 $300 $500 $700 $900 $1,100 $1,300 $1,500 $1,700 $1,900 $2,100 Average Core Deposits and Rates Interest-bearing deposits Average deposit cost Average core deposits increased $ 355 . 4 million, or 36 . 6% , from 3 Q 2019 to 3 Q 2020 , and increased $ 92 . 5 million, or 7 . 5% , from the linked quarter . The cost of core deposits decreased 7 basis points year - over - year and decreased 2 basis points from the linked quarter, reflecting the lower interest rate environment . $ in millions

AVERAGE TIME DEPOSITS 25 $667 $654 $651 $640 $625 2.18% 2.15% 2.08% 1.87% 1.50% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3Q2019 4Q2019 1Q2020 2Q2020 3Q2020 $500 $550 $600 $650 $700 $750 $800 Average Time Deposits and Rates Interest-bearing deposits Average deposit cost Average time deposits of $ 624 . 7 million decreased $ 42 . 1 million, or 6 . 3% , from 3 Q 2019 to 3 Q 2020 , and decreased $ 15 . 4 million, or 2 . 4% , from the linked quarter . We continue to reduce our reliance on high - cost time deposits as we continue to focus on low - cost core deposits . The cost of time deposits decreased 68 basis points from 3 Q 2019 to 3 Q 2020 and decreased 37 basis points from the linked quarter, reflecting the lower interest rate environment . $77 $68 $73 Oct 2020 Nov 2020 Dec 2020 Time Deposits Maturing (Weighted Average Rate) 1.47% 1.19% 1.78 % As of September 30 , 2020 , there were $ 218 million time deposits with an average weighted rate of 1 . 48 % scheduled to reprice by December 31 , 2020 . $ in millions

LOAN - TO - DEPOSIT RATIO 26 105% 106% 106% 103% 98% 3Q2019 4Q2019 1Q2020 2Q2020 3Q2020 94% 96% 98% 100% 102% 104% 106% 108% Loan - to - Deposit Ratio $ in millions 61% 61% 62% 68% 68% 39% 39% 38% 32% 32% 3Q2019 4Q2019 1Q2020 2Q2020 3Q2020 0% 10% 20% 30% 40% 50% 60% 70% 80% Core Deposits and Time Deposits as a % of Total Deposits Core deposits/Total deposits Time deposits/Total deposits As we continue to right - size the loan - to - deposit ratio and reduce our reliance on high - cost wholesale funding, the loan - to - deposit ratio improved from 105 % at 3 Q 2019 to 98 % in 3 Q 2020 . We also continue to focus on the mix of deposits from time deposits to low - cost core deposits . Core deposits as a percentage of total deposits has improved from 61 % of total deposits in 3 Q 2019 to 68 % in 3 Q 2020 .

________ Source: SNL Financial as of June 30, 2020. Note: Total number of Westfield Bank branches shown includes the Big E seasonal branch and online deposit channel. Three Wes tfi eld branches are located in Hampshire County, MA and four Westfield branches are located in Hartford County, CT outside of Springfield MSA. DEPOSIT MARKET SHARE IN HAMPDEN COUNTY, MA AS OF JUNE 30, 2020 27 % Total Deposit Rank 2020 Parent Company Name Deposits in Market ($000) Market Share # of Branches 1 KeyCorp 1,957,671 14.6% 8 2 TD Bank 1,819,599 13.5% 16 3 Westfield Bank 1,762,519 13.1% 20 4 People's United 1,650,347 12.3% 14 5 Bank of America 1,594,847 11.9% 9 6 Peoples Banks 1,567,612 11.7% 14 7 Berkshire Bank 1,189,107 8.9% 13 8 Country Bank for Savings 521,342 3.9% 5 9 Citizens Bank 457,122 3.4% 15 10 Monson Savings Bank 404,309 3.0% 3

FEDERAL HOME LOAN BANK (“FHLB”) AND PAYROLL PROTECTION PROGRAM LIQUIDITY FACILITY 28 $241 $241 $222 $197 $151 $ - $ - $ - $26 $ - 3Q2019 4Q2019 1Q2020 2Q2020 3Q2020 $- $50 $100 $150 $200 $250 $300 Period - end FHLB and Payroll Protection Program Liquidity Facility FHLB PPPLF We have been reducing our reliance on FHLB borrowings as we continue to focus on low - cost core deposits . FHLB borrowings decreased $ 89 . 4 million, or 37 . 1% , from 3 Q 2019 to 3 Q 2020 , and decreased $ 71 . 9 million, or 32 . 2% , from the linked quarter, which included the pay down of $ 26 . 4 million under the Federal Reserve Bank’s Paycheck Protection Program Liquidity Facility (“PPPLF”) . The increase in low - cost core deposits in the second quarter provided funding for the PPP loan portfolio . $ in millions

ASSET QUALITY 29 $11.1 $9.9 $9.7 $10.4 $9.2 0.63% 0.56% 0.54% 0.58% 0.53% 0.45% 0.50% 0.55% 0.60% 0.65% $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 Non - performing Loans ($ in millions) Non-performing loans Non-performing loans/Total Loans Excluding PPP Loans The Company has taken actions to identify, assess and monitor its COVID - 19 related credit exposures based on asset class and borrower type . The Company implemented a customer forbearance program to assist both consumer and business borrowers that may be experiencing financial hardship due to COVID - 19 related challenges . As of June 30 , 2020 , the Company had 525 loans in forbearance under the CARES Act, representing $ 261 million, or 14 . 7 % of total loans outstanding . As of September 30 , 2020 , modifications under the CARES Act were reduced to $ 66 . 3 million, or 3 . 8 % of total loans, excluding PPP loans . During the three months ended September 30 , 2020 , $ 187 . 3 million, or 463 loans, resumed regular principal and interest payments . $1,275 $1,000 $2,100 $2,450 $2,725 $426 $170 $365 $34 $286 3Q2019 4Q2019 1Q2020 2Q2020 3Q2020 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 Provision Expense and Net Charge - offs ($ in thousands) Provision expense Net charge-offs

ASSET QUALITY INDICATORS 30 3Q2020 2Q2020 1Q2020 4Q2019 3Q2019 Total loans modified under the CARES Act $66.3M $261.0M - - - Loans modified as a % of total loans (1) 3.8% 14.7% - - - Total delinquent loans $ $6.7M $12.0M $12.4M $13.8M $13.4M Delinquent loans as a % of total loans (1) 0.38% 0.68% 0.69% 0.78% 0.77% Non - performing loans $ $9.2M $10.4M $9.7M $9.9M $11.1M Non - performing loans (NPL) as a % of total loans (1) 0.53% 0.59% 0.54% 0.56% 0.63% NPL as a % of total assets (1) 0.41% 0.47% 0.44% 0.45% 0.51% Allowance for loan losses % of total loans (1) 1.18% 1.03% 0.88% 0.79% 0.76% Allowance for loan losses % of NPL 225% 176% 164% 143% 120% Net charge - offs $286K $34K $365K $170K $426K Net charge - offs as a % average loans (1) 0.02% 0.00% 0.02% 0.01% 0.02% (1) Excludes PPP loans

ASSET QUALITY

	3Q2020			4Q2019		
	ALLL (3)	Loans Outstanding (1)(3)	ALLL/ Total Loan Segment	ALLL (3)	Loans Outstanding (3)	ALLL/ Total Loan Segment
Commercial and industrial	$ 3,734	$ 222,290	1.68%	$ 3,183	$ 248,893	1.28%
Commercial real estate (2)	12,443	812,139	1.53%	6,807	816,886	0.83%
Residential	4,259	712,369	0.60%	3,920	700,244	0.56%
Consumer	256	5,541	4.62%	192	5,747	3.34%
Total Loans	**$ 20,692**	**$ 1,752,339**	**1.18%**	**$ 14,102**	**$ 1,771,770**	**0.80%**

Allowance for loan losses (ALLL) = $20.7 million

- Management believes it prudent to proactively increase the allowance for loan losses given the significant stress experienced in the economy due to continued business shutdowns and interruptions related to COVID-19, coupled with the Company's belief that these stresses will continue at some levels for the next few quarters. The allowance for loan losses and the related provision reflect the Company's continued application of the incurred loss method for estimating credit losses as the Company is not yet required to adopt the current expected credit loss accounting standard.

- On an ongoing basis, the Company has continually evaluated the loan portfolio acquired on October 24, 2016 from Chicopee Bancorp, Inc. The acquired portfolio was initially recorded at fair value without a related allowance for loan losses. Subsequent to acquisition, there have been no indications that there has been any subsequent deterioration to the acquired portfolio. Due to the ongoing impacts and extended nature of the pandemic, during the three months ended September 30, 2020, the Company determined that it was prudent to provide an allowance for loan losses related to the acquired portfolio, which increased the provision by $2.5 million.

(1) Excludes PPP loans
(2) Includes $11K in unallocated
(3) $ in thousands

31

ASSET QUALITY 32 3Q2020 2Q2020 1Q2020 4Q2019 3Q2019 2Q2019 Special Mention $94.8 $96.3 $35.9 $25.9 $26.5 $31.1 % of Total Loans (1) 5.4% 5.4% 2.0% 1.5% 1.5% 1.8% Substandard $52.6 $55.4 $59.6 $57.3 $60.9 $56.3 % of Total Loans (1) 3.0% 3.1% 3.3% 3.2% 3.5% 3.3% Total Watch List Loans $147.4 $151.7 $95.5 $83.2 $87.4 $87.4 % of Total Loans (1) 8.4% 8.5% 5.3% 4.7% 5.0% 5.1% Based on scenario analyses of potential COVID - 19 impacts on the Bank's portfolio, and the downgrade of several lending relationships, specifically the hotel portfolio, we increased our total provision for loan losses $ 5 . 6 million, or 334 . 3% , year - over - year . Our allowance as a percentage of total loans (excluding PPP loans) was 1 . 18 % at September 30 , 2020 , compared to 0 . 79 % at December 31 , 2019 . At September 30 , 2020 , total Watch List loans decreased $ 4 . 3 million, or 2 . 8% , from of $ 151 . 7 million, or 8 . 5% , of total loans, at June 30 , 2020 to $ 147 . 4 million, or 8 . 4% , of total loans at September 30 , 2020 . During the nine months ended September 30 , 2020 , we downgraded $ 44 . 3 million in hotel loans from pass at December 31 , 2019 to Special Mention at September 30 , 2020 . The hotel industry has experienced disruption as a direct result of the negative economic impacts of the COVID - 19 pandemic . (1) Excludes PPP loans ($ in millions)

HOTELS - $54 MILLION, OR 3.1% OF TOTAL LOANS (1) 33 The hotel industry has been significantly impacted by the pandemic and the widespread travel restrictions . We continue to maintain close contact with our borrowers and monitor industry updates . We performed a review of the hotel portfolio and the impact that COVID - 19 is having on the hotel industry . As of March 31 , 2020 , 93 % of the hotel portfolio was classified within a pass - rating category . As a result of COVID - 19 , as of September 30 , 2020 , $ 49 . 6 million of the hotel portfolio was categorized as special mention due to the prolonged shutdown and $ 4 . 2 million is categorized as pass - rated . • Many of these borrowers continue to incur a negative impact to their businesses resulting from the governmental stay - at - home orders, which became effective March 23 , 2020 , as well as travel limitations . • We continue to monitor the credits and work with the borrowers . • The average loan balance of the hotel portfolio is $ 2 . 7 million, with an average loan - to - value of 71% . • 98 % of the hotel portfolio is with Marriott, Hyatt, Hampton Inn, and Red Roof Inn branded hotels . • At September 30 , 2020 , 81 % of the hotel portfolio have requested payment deferrals due to COVID - 19 . (1) Excludes PPP loans; numbers as of September 30, 2020

CAPITAL MANAGEMENT 34 We are well - capitalized with excess capital. Consolidated Ratio Consolidated Capital Leverage Ratio 9.3% $221.4 Common Equity Tier 1 Ratio 13.2% $221.4 Tier 1 Capital Ratio 13.2% $221.4 Total Capital Ratio 14.4% $242.1 x From a regulatory standpoint, we are well - capitalized with excess capital. x Due to the economic uncertainty we are taking a prudent approach to capital management. As of September 30, 2020 ($ in millions) Westfield Bank Ratio Well Capitalized Excess Bank Capital Excess Over Well - Capitalized Leverage Ratio 8.8% 5.0% 3.8% $208.6 $89.6 Common Equity Tier 1 Ratio 12.5% 6.5% 6.0% $208.6 $99.9 Tier 1 Capital Ratio 12.5% 8.0% 4.5% $208.6 $74.8 Total Capital Ratio 13.7% 10.0% 3.7% $229.3 $62.1

CAPITAL RETURN TO SHAREHOLDERS 35 Year # of Shares 2017 606,391 2018 2,189,276 2019 1,938,667 2020 1,126,866 Year Annualized Dividend per Share 2017 $0.12 2018 $0.16 2019 $0.20 2020 $0.20 Share Repurchases Dividends Historically, the Company has been active with share repurchases . During the three months ended September 30 , 2020 , the Company repurchased 48 , 777 shares of common stock under its previously announced repurchase plan (the “ 2019 Plan”) at an average price per share of $ 5 . 82 . During the nine months ended September 30 , 2020 , the Company repurchased 1 , 058 , 508 shares of common stock under the 2019 Plan . At September 30 , 2020 , there were 68 , 358 shares available to repurchase under the 2019 Plan . On October 19 , 2020 , the Company announced the completion of the 2019 Plan . The Company also announced that the Board of Directors declared a quarterly cash dividend of $ 0 . 05 per share, payable on or about November 25 , 2020 to shareholders of record on November 11 , 2020 . In addition, the Board of Directors authorized a new stock repurchase plan, pursuant to which the Company may repurchase up to 1 . 3 million shares, or approximately 5% , of the Company’s outstanding shares .

CAPITAL MANAGEMENT 36 $8.99 $8.95 $8.88 $8.74 $8.73 $8.60 $8.39 $8.34 $8.27 $8.14 $8.14 $8.00 Book Value per Share Tangible Book Value per Share Book Value Tangible Book Value

APPENDIX: NON-GAAP TO GAAP RECONCILIATION

Reconciliation of Non-GAAP to GAAP Financial Measures

The Company believes that certain non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below.

	For the quarter ended				
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
	(In thousands)				
	Interest	Interest	Interest	Interest	Interest
Loans (no tax adjustment)	$ 19,364	$ 18,999	$ 18,747	$ 19,366	$ 19,111
Tax-equivalent adjustment	105	107	129	131	133
Loans (tax-equivalent basis)	$ 19,469	$ 19,106	$ 18,876	$ 19,497	$ 19,244
Securities (no tax adjustment)	$ 953	$ 1,165	$ 1,399	$ 1,431	$ 1,465
Tax-equivalent adjustment	5	5	5	5	5
Securities (tax-equivalent basis)	$ 958	$ 1,170	$ 1,404	$ 1,436	$ 1,470
Net interest income (no tax adjustment)	$ 15,990	$ 15,092	$ 14,553	$ 14,924	$ 14,528
Tax equivalent adjustment	110	112	134	136	138
Net interest income (tax-equivalent basis)	**$ 16,100**	**$ 15,204**	**$ 14,687**	**$ 15,060**	**$ 14,666**
Net interest income (no tax adjustment)	$ 15,990	$ 15,092	$ 14,553	$ 14,924	$ 14,528
Less:					
Purchase accounting adjustments	18	(54)	82	(79)	154
Prepayment penalties	262	-	6	429	44
PPP fee income	1,309	1,260	-	-	-
Adjusted net interest income	**$ 14,401**	**$ 13,886**	**$ 14,465**	**$ 14,574**	**$ 14,330**
Average interest-earning assets	$ 2,266,421	$ 2,213,971	$ 2,042,752	$ 2,041,317	$ 2,002,911
Average interest-earnings asset, excluding average PPP loans	$ 2,043,651	$ 2,060,995	$ 2,042,752	$ 2,041,317	$ 2,002,911
Net interest margin (no tax adjustment)	**2.81%**	**2.74%**	**2.87%**	**2.90%**	**2.88%**
Net interest margin, tax-equivalent	**2.83%**	**2.76%**	**2.89%**	**2.93%**	**2.91%**
Adjusted net interest margin, excluding purchase accounting adjustments, PPP fee income and prepayment penalties	**2.80%**	**2.71%**	**2.85%**	**2.83%**	**2.84%**
Book value per share	$ 8.99	$ 8.95	$ 8.88	$ 8.74	$ 8.73
Tangible equity adjustment	$ (0.60)	(0.61)	(0.61)	(0.60)	(0.59)
Tangible book value per share	**$ 8.39**	**$ 8.34**	**$ 8.27**	**$ 8.14**	**$ 8.14**
Income before income taxes	$ 2,589	$ 2,484	$ 2,664	$ 4,425	$ 4,124
Provision for loan losses	2,725	2,450	2,100	1,000	1,275
Income before taxes and provision	**$ 5,314**	**$ 4,934**	**$ 4,764**	**$ 5,425**	**$ 5,399**

37

WESTFIELD BANK “WHAT BETTER BANKING’S ALL ABOUT” James C. Hagan , President and Chief Executive Officer Guida R. Sajdak , Executive Vice President and Chief Financial Officer Meghan Hibner , Vice President and Investor Relations Officer 38 141 Elm Street, Westfield, MA